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                                                                     Exhibit 5.1


                  [Letterhead of Cadwalader, Wickersham & Taft]


                                                                October 24, 2002




Cosi, Inc.
242 West 36th Street
New York, NY 10018

               Re: Initial Public Offering of Shares of Common Stock of Cosi, Inc.

Ladies and Gentlemen:

               You have requested our opinion, as counsel to Cosi, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-86390), as amended (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").


               The Registration Statement relates to the offering by the Company of 5,555,556 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), and up to 833,333 shares of Common Stock to be issued solely to cover over-allotments (collectively, the "Shares").


               We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon such examinations, it is our opinion that (when there has been compliance with the Act and the applicable state securities laws) (i) the issuance of the Shares in accordance with the Registration Statement has been duly authorized by the Company, subject to the filing of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on or prior to the consummation of the offering, and (ii) the Shares, when thereafter issued against payment therefor in connection with the offering, will be validly issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                            /s/ Cadwalader, Wickersham & Taft